UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Pre-Effective Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DD’s Deluxe Rod Holder, Inc.

Nevada	5900	61 1748028
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 171 - 2A – 15 Worobetz Place

Saskatoon, SK, S7L 6R4

Telephone: (306) 716 5372

______________________________

Robert J. Burnett

Parsons/Burnett/Bjordahl/Hume, LLP

505 W. Riverside Avenue, Suite 500

Spokane, WA 99201

(509) 252-5066

(Agent for Service of Process)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	10,000,000	$0.01	$100,000.00	$11.62

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(2)

Offering price has been arbitrarily determined by the Board of Directors.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

Prospectus

DD’S DELUXE ROD HOLDER, INC.

Date of Prospectus:  [subject to completion]

10,000,000 Shares of Common Stock

$0.01 per share

This is a public offering of ten million (10,000,000) shares of common stock (the “Shares”) of DD’s Deluxe Rod Holder, Inc. (“Deluxe” or the “Company”).

Our sole officer and director will offer and sell, on our behalf, up to 10,000,000 shares of our common stock at $.01 per share on a best efforts basis that will not utilize a third party underwriter or broker-dealer (the “Offering”).    Our sole officer and director will not receive any compensation for selling Shares in the Offering.  Our sole officer and director will solicit investments in the Shares from friends, family and those persons with which he has a prior business relationship and that he reasonably believes would have an interest in investing in the Company.  Our sole officer and director will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum amount of money.  The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis, and we do not intend to use an underwriter for this Offering.

This Offering will terminate 180 days from the effective date of this Prospectus (the “Termination Date”), unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior to the Termination Date if the Offering is fully subscribed or upon the vote of the Board of Directors.  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the Offering as of that date.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop; or, if one is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the OTCQB, OTCQX or OTC Limited Information.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed, submitted or approved (if at all).

Because it has annual gross revenues of less than one billion dollars, the Company qualifies as an “emerging growth company.”  Deluxe will retain its qualification as an emerging growth company until the earliest of: a) the last day of the fiscal year, if any, during which we have at least one billion dollars in gross revenues; b) the last day of the fiscal year following the fifth anniversary of the effective date of the registration statement of which this Prospectus is a part; c) the date, if any, on which we have, outstanding, more than one billion dollars in non-convertible debt in the previous three (3) year period; or d) the date, if any, on which we become considered by the securities and Exchange Commission as an “accelerated filer” (e.g. the public float of our equity securities exceeds seven hundred million dollars).

Deluxe hereby elects to take advantage of the benefits afforded to an emerging growth company, as set forth below, by electing to afford itself of the extended transition period, for complying with new or revised accounting standards, that is available to emerging growth companies.  See “Risk Factors—We Will Delay Adoption of New or Revised Accounting Standards.”

As an emerging growth company we are exempted, for as long as we remain an emerging growth company, from the requirements to: a) hold a non-binding shareholder advisory vote, at least once every 3 years, on executive compensation and a shareholder vote on executive severance payments (golden parachutes); and b) calculate and disclose the median compensation of all employees compared to our chief executive officer.  Furthermore, we are, so long as we remain an emerging growth company, exempted from the requirement to hire an additional outside auditor to verify and attest to our internal auditing controls.  See “Critical Accounting Policy Disclosures.”

The exemptions set forth above are also available to us as a “smaller reporting company.”

This Offering involves a high degree of risk.  Please see Risk Factors starting on page 4 to read about factors you should consider before buying any of the Shares pursuant to this Offering.

The information in this Prospectus is not complete and may be changed.  The Company may not sell the Shares until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective.  This Prospectus is not an offer to sell the Shares nor is it a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved these securities, or passed upon the sufficiency or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this Offering Prospectus prior to the Effective Date.

Until November 28, 2015, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Item 3.  Summary Information and Risk Factors

Risk Factors

Item 4.  Use of Proceeds

Item 5.  Determination of Offering Price

16

Item 6.  Dilution

16

Item 7. Selling Security Holders

16

Item 8.  Plan of Distribution

Item 9.  Description of Securities to be Registered

Item 10.  Interests of Named Experts and Counsel

Item 11.  Information With Respect to Registrant

19

Description of Business

Description of Properties

22

Legal proceedings

22

Market Price Of, And Dividends On The Registrant’s Common Equity
And Related Stockholder Matters

Financial Statements

Management’s Discussion and Analysis of Financial Condition and Results of Operations

44

Directors, Executive Officers, Promoters, and Control Persons

47

Executive Compensation

48

Director Compensation

49

Security Ownership of Certain Beneficial Owners and Management

49

Certain Relationships and Related Transactions and Director Independence

49

Item 11A.  Material Changes

50

Item 12.  Incorporation of Certain Information by Reference

50

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

50

Item 3.  Summary Information and Risk Factors

Prospectus Summary

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding the Company.  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “Deluxe” and “DD’s Deluxe Rod Holder, Inc.” are to the Company.

Deluxe has developed a prototype fishing-rod holder for use primarily by ice-fisherman.  Deluxe intends to have an as of yet chosen third party manufacture the product.  The Company is currently engaged in the process of identifying potential manufacturers, and although third party manufacturers are being identified, Deluxe does not have any agreements with any suppliers of manufacturing components or manufacturers.  Currently, the Company is identifying third party service providers who specialize in preparing and filing patent applications with the United States Patent and Trademark Office. The Company plans to receive a non-provisional patent prior to marketing and/or ordering any production of its product.  The Company expects to need to spend a minimum of $25,000 to produce enough units to initially bring its product to market.  The Company estimates it will take approximately two years to bring its product to market, although we are unable to predict with any degree of accuracy, the exact timeframe of these events.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in the State of Nevada as DD’s Deluxe Rod Holder, Inc. on September 26, 2014.  Our fiscal year end is December 31.  We are a development stage company.  We have no operating revenues and have incurred losses since inception.  We do not plan to engage in a merger or acquisition with any other company or entity.  We do not have any plans to acquire any other business, nor do we have any intentions of using investor funds or any other Company resources for such purposes.

Deluxe has developed a prototype fishing-rod holder for use primarily by ice-fisherman.  On January 30, 2015 the Company filed a provisional patent application with the United States Patent and Trademark Office (“USPTO”).  A provisional patent application is valid for twelve (12) months from its date of filing unless extended.  A “non-provisional” patent application can be filed at any time during the 12 month period following the filing of the provisional application.  A “non-provisional” patent application may still be filed within two (2) months of the expiration of the provisional application upon leave of the USPTO.  Prior to the expiration of the provisional patent application Deluxe plans to file a non-provisional application for a utility patent, and thereafter market the prototype to sporting goods and angling wholesalers as well as retailers and the general public in the United States and Canada.  In order to obtain a non-provisional utility patent, we intend to retain the services of a law firm or other third party service provider who specializes in preparing and filing of patent applications with the United States Patent and Trademark Office.  Deluxe does not have any agreements with any companies, suppliers or manufacturers, nor does it have any agreements with customers to purchase any products from the Company.

The non-provisional patent application is commonly known as a “utility” patent application. Filing this application establishes the filing date and begins the United States Patent and Trademark Office (USPTO)’s patent review process, which can take 18 months or more to complete. The non-provisional or “utility” patent for an invention is the grant of a property right to the inventor, issued by the United States Patent and Trademark Office." Moreover; an invention can be considered property giving the inventor an exclusive right to license it while retaining ownership, or selling it outright.  The non-provisional patent excludes others from making, using, or selling the patented invention.  Having a non-provisional patent creates licensing opportunities.  Conversely, the provisional patent application establishes the filing date but does not start the USPTO review process and therefore offers limited protections to the Company and its product relative to the non-provisional or “utility” patent application. The provisional patent application provides a limited (when compared to a non-provisional application) measure of protection for 12 months from the filing date and expires unless you file a utility patent application extension before the 12 months are up.  The provisional application establishes a priority date, so anyone conceiving the same invention later will not be able to obtain a patent (as long as the originator files a full, non-provisional patent application within one year of filing the provisional version).  The provisional patent is much more simplified: a written description of the invention is required, but claims and drawings are not.  A provisional patent application allows us to use the “patent pending” designation for our proposed product and upon filing the non-provisional “utility” patent application we will be allowed to relate back the filing date for the “utility” patent application to the date we filed the non-provisional patent application.  The granting of a “utility” patent will provide us with the full protection of United States (and international) patent laws with respect to our proposed product.

Although Deluxe is a startup company, its sole Officer and Director has experience in many aspects of design, fabrication, manufacturing, construction, marketing and business administration.

Although the Company has not, to date, retained the services of any patent assistance service provider, our President, anticipates doing so in the near future.

Our financial statements from inception on September 26, 2014 through our first fiscal period ended December 31, 2014, report no revenues and a net loss of ($8,241).   For the quarter ended June 30, 2015, we generated no revenues and had a net loss of ($24,659).  We will be unable to generate operating revenues in the first 12 months of operation.  Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company will need approximately $25,000 to continue operations for the next 12 months.

The domain name “deluxerodholder.com” was originally registered by the Company’s President but has since been transferred to the Company.

Contact Information:

DD’s Deluxe Rod Holder, Inc.

Unit 171 - 2A – 15 Worobetz Place

Saskatoon, SK, S7L 6R4

Telephone: (306) 716 5372

The Offering

This Prospectus covers the offering of 10,000,000 shares of Deluxe common stock.  The Shares will be offered at a fixed price of $0.01 per share.  Our sole Officer, Director and Shareholder does not own any of the Shares being offered.  Our sole Officer, Director and Shareholder owns 1,000,000 restricted shares of the Company’s common stock, or 100% of the issued and outstanding common stock of the Company prior to this Offering.

This is our initial public offering of our common stock and no public market currently exists for shares of our common stock.  The Shares are being offered on a best efforts basis, with no minimum offering amount or minimum purchase requirement, using the best efforts of the Company’s sole Director and Officer.  Subscriptions received pursuant to this Offering are irrevocable when accepted by the Company and any funds received will be immediately available for use by the Company.  We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	10,000,000 shares of common stock, $.001 par value.

Fixed Offering Price per Share:	$0.01

Offering Period:

The Shares are being offered for a period not to exceed 180 days from the effective date of the Prospectus, unless extended by the Board of Directors for an additional 90 days or unless earlier terminated by the Board of Directors.  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to, amount of funds raised at the end of the 180 day period; potential to raise additional capital; and response to the Offering as of that date.

Net Proceeds to Our Company:	$100,000.00

Use of Proceeds:	General Working Capital

Number of Shares Outstanding Before the Offering:	1,000,000

Number of Shares Outstanding After the Offering:	11,000,000

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

1.

The Accompanying Financial Statements Have Been Prepared Assuming The Company Will Continue As A Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business; however, the Company has generated no revenues, has accumulated a loss since formation and currently lacks the capital to effectively pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

2.

We will delay adoption of new or revised accounting standards

Deluxe is an emerging growth company.  As an emerging growth company, Deluxe is allowed elect to afford itself of the extended transition period for complying with new or revised accounting standards.  Deluxe has elected to take advantage of this transition period and as a result, we will delay adoption of new or revised accounting standards that have different dates of application for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

3.

We May Continue To Lose Money, And If We Do Not Achieve Profitability, We May Not Be Able To Continue Our Business

Since our formation, we have generated no revenues from operations, and have incurred expenses and losses.  In addition, we expect to continue to incur operating losses for the foreseeable future.  As a result, we will need to generate sufficient revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors.  Some of these factors, such as market acceptance of our product and competition, are beyond our control.

4.

The Company Is Subject To The Risks Inherent In The Creation Of A New Business

The Company is subject to substantially all of the risks inherent in the creation of a new business.  The implementation of our business strategy is still in the development stage and we are subject to all of the risks inherent in the establishment of a new business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon numerous factors, many of which may be beyond our control, or which cannot be predicted at this time, and which could have a materially adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

5.

We May Be Subject To Government Laws And Regulations Particular To Our Operations With Which We May Be Unable To Comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental conservation laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  There may be additional laws and regulations applicable to our business (patent, environmental, import-export, consumer safety protection, etc.), with which we will be required to comply (See Risk Factors: Climate and Conservation Regulation May Reduce The Number Of Potential Customers).  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we accurately predict the effect of those regulations on our proposed business activities.  Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

6.

Because Our Sole Officer And Director Is A Canadian Resident, And Our Primary Offices Are Located In Canada, Difficulty May Arise In Attempting To Effect Service Of Process In Canada.

Because our sole director and officer is a Canadian resident, and our main offices are located in Canada, difficulty may arise in attempting to effect service of process on either the Company or the Officer/Director or in enforcing a judgment against Deluxe’s assets located outside of the United States.  These difficulties may include: difficulty, by Company shareholders, in enforcing any judgments obtained, in United States’ courts, based upon the civil liability provisions of the U.S. federal securities laws; difficulty, by Company shareholders, in enforcing U.S. federal securities laws based judgments, against our sole Officer and Director in foreign courts; and difficulty, by Company shareholders, in bringing an original action in foreign courts for the purposes of enforcing, against our sole Officer and Director, U. S. federal securities laws based judgments.

7.

Sale And Export And Import Of Products To/From A Foreign Country Has Operational Risks That May Not Be Adequately Covered By Insurance

We can give no assurance that we will be adequately insured against all risks or that any policies we own at the time a loss occurs will adequately cover any losses.  Furthermore, in the future we may not be able to obtain adequate insurance coverage at reasonable rates.  We may also be subject to claims by customers involving disputes or situations that are beyond our control including but not necessarily limited to, manufacturing defects, delivery delays or failures, or unauthorized disclosures of our customers’ personal information by third parties.  There is also, because one aspect of our planned business model involves retailing via the internet, the possibility of fraudulent claims or other illicit activities involving our transactions.  Any of these potentialities may give rise to a loss to our Company for which we are not insured, or not adequately insured.

8.

Any Failure To Maintain Adequate Insurance Coverage Could Subject Us To Material Losses Of Income

We do not currently carry any liability, business interruption or other insurance, and therefore, we have no protection against any general, commercial and/or liability claims or any other losses that may negatively impact our ability to generate revenues in the future.  Any claims against us or uninsured losses by us will likely have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms, or at all, at any time in the future.

9.

Our Ability To Generate Revenues Depends Primarily On Our Ability To Execute Our Business Plan

We have not generated any operating revenues to date.  Our ability to generate operating revenues in the future will primarily depend upon our ability to effectively execute our business plan, which in turn depends upon our ability to identify, retain and maintain relationships with one or more of the following: a patent application preparation and filing firm; manufacturers; suppliers; shippers; financial institutions; wholesalers; retailers and other necessary third party product or service providers.  We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1.

negotiate and maintain contracts and agreements with acceptable terms;

2.

maintain relationships with professional service providers;

3.

control manufacturing and shipping costs;

4.

manage cash-flow;

5.

hire and train qualified personnel;

6.

maintain marketing and website hosting/development costs at affordable rates; and

7.

maintain an affordable labor force

10.

The Company’s Ability To Expand Its Operations Will Depend Upon The Company’s Ability To Obtain Additional Capital As Well As To Generate Operating Income

Developing our business will require additional capital in the future.  To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing.  However, we may not be able to generate operating revenues in the foreseeable future and third-party financing may not be available on terms favorable to us, or at all.  Our ability to obtain additional third party funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt or conduct additional offerings of our equity or debt securities.  These factors may make the timing, amount, terms and conditions of additional financings unattractive.  Our inability to raise capital could impede our growth.

11.

Investors May Lose Their Entire Investment If Deluxe Fails To Implement Its Business Plan

The Company expects to face substantial risks, uncertainties, expenses and difficulties because it is a development stage company.  Deluxe was formed in Nevada on September 26, 2014.  The Company has no demonstrable operations upon which investors can evaluate the Company’s business and prospects. Deluxe’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot guarantee that it will be successful in implementing and carrying out its business plan and accomplishing its objectives.

12.

Our Current Sole Shareholder, Sole Officer And Sole Director Currently Beneficially Owns 100%  Of The Issued And Outstanding Stock And Will Continue to Control at least 9% Of The Company`s Issued And Outstanding Common Stock After This Offering

Presently, the Company’s sole Officer, Director and Shareholder beneficially owns 1,000,000 (100%) shares of the outstanding common stock of the Company.  If the Offering is fully subscribed, our sole Officer and Director will still beneficially own nine percent (9%) of our issued and outstanding shares of common stock.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Deluxe’s shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current sole Shareholder, sole Officer and Director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current sole Shareholder does own less than a majority of our issued and outstanding shares of common stock following this Offering, he may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

13.

The Report Of Our Independent Auditors Indicates Uncertainty Concerning Our Ability to Continue As A Going Concern And That May Impair Our Ability To Raise Capital To Fund Our Business Plan

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on acceptable terms, if at all.  Additionally, we cannot assure you that we will ever achieve significant revenues and remain a going concern.  For the period from inception, September 26, 2014, to the period ended December 31, 2014, and for the quarter ended June 30, 2015, the Company had not generated any revenues and had incurred net loss of $(8,241) and $(24,659), respectively.  The Company will likely need $25,000 to continue its operations for the next 12 months.

14.

The Potential Market Is Limited By The Nature Of The Product

Deluxe is building a business as a developer, marketer and seller of a fishing rod holder for use primarily during ice-fishing.  Because ice-fishing is a winter sport, which in the northern hemisphere corresponds to December, January and February, the potential market is geographically limited in nature.  In additional to our market being limited geographically, the potential market could also be limited during any particular ice-fishing season due to unfavorable ice-fishing conditions (whether due to climate conditions and/or supply of fish).  Additionally, we have only one proposed product at this time.  If our product does not meet with market approval and/or we do not develop other products, our target market may become more confined as time progresses.  The limited potential market for our product may have a materially negative effect on our ability to generate sufficient revenues to fully implement our business plan and grow our business.

15.

Lack Of Data Related to Specific Target Market

Because we have not been able to find a product similar to ours we are unable to provide statistics that demonstrate any commercial success of a product similar to ours. According to statistics gathered by the American Fishing Association it is estimated that the ice fishing market exceeded $260 Million in 2012 an increase of nearly 10% over 2011.  This figure includes sales from rods, reels, combos, tip-up rods, line, specialized lures, augers, shelters, sleds, and an array of other gear designed specifically for ice-fishing.  Additionally; the states of Minnesota and Wisconsin are believed to contain the highest number of ice anglers, in the U.S., with an estimated 700,000, and 600,000 annual participants respectively.  We have not been able to find specific data associated with a product similar to ours.  The limited general data regarding our intended market and the lack of any data regarding products similar to ours may negatively affect the Company’s ability to formulate a reliable marketing plan, make forecasts and prepare budgets which in turn may negatively affect the Company’s future ability to be successful.  With a lack of data and lack of expertise in the ice anglers market, the Company’s ability to find success remains questionable.

16.

The Company Is Limited By Having Only One Product Which Is Not Yet Patented, And Has Not Yet Been Produced

At this time Deluxe plans to offer only one product; or rod holder designed primarily (but not exclusively) for ice fishing.  Offering only one product limits our potential sources of revenue which could have a materially negative effect on our ability to generate sufficient cash flow to profitably (or at all) operate the Company.  Furthermore, we do not yet possess a utility patent protecting our rights in our proposed product.  If we are unable to obtain a utility patent it will limit our ability to protect our product from potentially being copied by third-parties which in turn could negatively affect our ability to manufacture, market and sell our product.  Finally, we have not yet, to date, produced any units of our proposed product to sell and as such we currently have no ability to generate operating revenues from the sale of our proposed product.  There are no guarantees we will be awarded a utility patent protecting our design or that we will successfully engage a manufacturer to produce any units of our proposed product or that we will be successful in generating any revenues from the sale of our proposed product.  Each of these factors individually, and all of them collectively, could be catastrophic to our business and could force us to cease business activities altogether and result in a total loss of investors’ investment in the Company.

17.

Competitors With More Resources May Force Us Out Of Business

Competition in the industry will likely be based primarily on developing a good reputation by producing a quality product to sell at a reasonable price and providing excellent customer service.  There are approximately thirty already existing companies that manufacture/supply rods, reels, tip-ups, and angling accessories to retailers.  Among them are: Browning, Abu Garcia, Berkley, Daiwa, Eagle Claw, Fishpond, G. Loomis, Gamakatsu, Livingston Lures, Orvis, Penn, Quantum, Rapala, Redington, RIO, Sage, Shakespeare, Shimano, Simms, St. Croix, Storm, Strike King, TFO, VMC Hooks, Zebco, and Zoom, and others.  A competitor may develop a similar or improved product that does not infringe on our design but serves the same purpose as our product.  The risk of having a competitor is compounded by the number of large and small retailers that now manufacture and sell product under their retail company name.  Companies such as:

Cabela’s, Bass Pro Shops, Offshore Angler, White River Fly Shop, Sports Authority, DICKS Sporting Goods, and many others, produce products of their own and sell directly to customers.  Aggressive pricing, better customer service better quality products introduced by already existing product suppliers and/or the entrance of new competitors into our markets could reduce our revenue and profit margins.  If the market does not view our product as well made, suitable for its intended use, or a good economic value, or if we experience difficulty in providing a positive buying experience for our customers, then we may have difficulty in generating sufficient operating revenues.  If we are unable to generate sufficient operating revenues we may cease to actively operate our business.

18.

The Costs To Meet Our Reporting And Other Requirements As A Public Company Subject To The Securities And Exchange Act Of 1934 Will Be Substantial

If the registration statement, of which this prospectus is a part, becomes effective we will become subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and we will incur ongoing expenses associated with professional fees for accounting, legal and other related expenses for periodic and annual reports, proxy statements and other reporting and disclosure requirements under the Exchange Act.  We estimate that these accounting, legal and other professional costs could be $15,000 or more per year for the next few years, and will be higher if our business volume and activity increases, but lower during the first years of being public because our overall business volume will be lower.

19.

We May Have Difficulty Attracting And Retaining Management And Outside Independent Members To Our Board Of Directors

Directors and officers of publicly reporting companies are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and officers are also becoming increasingly concerned with the availability of directors` and officers` liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors` and officers` liability insurance.  If we are unable to provide sufficient directors` and officers` liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified officers and directors to manage the business and affairs of the Company.

We may lose potential independent board members and management candidates to other companies that have better directors` and officers` liability insurance to insure them from liability, or to companies that have greater revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities, as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

20.

Reliance Upon One Individual As President, Treasurer, Secretary And Sole Director Of The Company

Currently one individual serves as the President, Treasurer, Secretary and sole Director of the Company.  In the event this individual becomes unavailable or unable to continue on in this multiple position role, the Company could suffer substantial or irreparable damage and be forced to cease operations.

21.

You May Not Be Able To Sell Your Shares In DD’s Deluxe Rod Holder, Inc. Because There Is No Public Market For The Company’s Stock

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the Over the Counter Bulletin Board (“OTCBB”), OTC Markets or the Nasdaq OMX.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed, submitted or approved (if at all).  If for any reason our common stock is not quoted on an inter-dealer quotation system, a public trading market does not otherwise develop or such a trading market cannot be sustained, or we later become ineligible

(after quotation) to continue having our stock quoted on a quotation system, purchasers of the Shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

22.

Even If A Public Market Develops For Our Common Stock The Market Price Could Fluctuate Significantly

If our common stock ever becomes eligible to be traded, which the Company cannot guarantee, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control.  In addition, the market for our stock, if one develops, may experience extreme price and volume fluctuations, which, may have no direct relationship to the operating performance, may negatively affect the market price of the Company’s stock.  Furthermore, because of a limited number of outstanding shares and/or because of a limited number of shareholders, shares of our common stock may be thinly traded and any trades involving shares of our common stock may have the effect of creating a large swing the market price of our common stock.

23.

All Of Our Currently Issued And Outstanding Common Shares Are Restricted Under Rule 144 Of The Securities Act, As Amended.

All of the presently outstanding shares of common stock, consisting of 1,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, generally provides that a person, holding restricted securities of an issuer, who has satisfied the applicable holding period for such restricted securities may sell their restricted securities, without being considered an underwriter, in a brokers transaction (or directly to a market maker); Affiliates of a company (generally consisting of officers, directors or other persons exercising direction or indirect control of a company) may sell, pursuant to Rule 144, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions.  The Company currently has one shareholder who in total beneficially owns 1,000,000 restricted shares or 100% of the issued and outstanding common stock.  When these shares become eligible for resale pursuant to Rule 144, the sale of these shares by this individual, whether pursuant to Rule 144 (or otherwise), may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

24.

If We Fail To Remain Current On Our Reporting Requirements It Will Limit The Ability Of Stockholders To Sell Their Securities In The Public Market

Companies trading on inter-dealer quotation systems must be reporting issuers under Section 12 or 15(d) of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on such systems.  If we obtain the ability to have our stock quoted on an inter-dealer quotation system such as the OTCBB, OTC Markets or Nasdaq OMX, and we fail to remain current on our reporting requirements, our stock may no longer be quoted on such quotation system.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to transact in our securities and the ability of stockholders to sell their securities in the secondary market.

25.

Our Common Stock May Be Considered A “Penny Stock” And Be Subject To The “Penny Stock” Rules Of The Securities Exchange Commission

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

26.

Shares Eligible For Future Sale By Our Current Stockholder May Adversely Affect Our Stock Price

Our common stock has not been approved for quotation on any inter-dealer quotation system or trading on any exchange or other trading platform and there is no public market for the shares of our common stock; therefore there has been no trading volume in our common stock.

This is our initial registration of our securities, and there is currently no established public trading market for our securities, and an active trading market in our securities may not develop, or, if one develops it may not be sustained.  Upon the effectiveness of our S-1 registration statement, of which this Prospectus is a part, a market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on an inter-dealer quotation system.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to-be-completed and filed.  If for any reason our common stock is not quoted on an inter-dealer quotation system and/or a public trading market does not otherwise develop or cannot be sustained, purchasers of the shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

In the future, if our common stock becomes eligible for quotation on an inter-dealer quotation system, as we intend but cannot guarantee, any sales of substantial amounts of common stock under SEC Rule 144, or otherwise, could adversely affect the then prevailing market price, if any, of our common stock and could impair our ability to raise capital at that time through any private offering or publicly registered sale of our securities.  As long as these conditions continue, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices, if any, prevailing immediately before such shares are offered.

27.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay, in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

28.  Our Proposed Product May Not Be Eligible For A Non-Provisional Patent

Although we have filed a provisional patent application for our prototype, we may not be successful in retaining a third party to assist us in preparing and filing a non-provisional patent application for our prototype.  Alternatively, when performing the search required by the United States Patent and Trademark Office, Deluxe might discover that another party already possesses a patent for a product that is the same or substantially similar to its own.  Even if we are successful in retaining a third party service provider and in preparing and filing a patent application, another party may obtain a patent for a similar product first, or the United States Patent and Trademark Office may rule that our product is not eligible to receive a patent because it does not meet established requirements for a patent.  Any of these scenarios may have a materially negative effect on our ability to develop and protect a market for our product which would have a materially adverse effect on our ability to generate operating revenues which could result in the Company ceasing active operations.

29.  No Market May Materialize For Our Proposed Product

Even if we obtain a non-provisional patent for our prototype, retain a manufacturer, adequately develop a marketing campaign and even if we have adequate capital to manufacture and market our product, no market may exist or materialize for our product or if a market is developed it may not be sustained.  If we cannot effectively develop or take advantage of any market for our product we will likely not be able to generate sufficient operating capital to continue actively conducting business operations.

30.

The Climate And Ecosystems Related To Fishing May Not Continue To Produce Favorable Conditions

Any changes in the climate and/or other external effects on the ecosystems directly or indirectly related to waterways, bodies of water and fishing may have a negative effect on fish habitats, numbers of available fish, and overall fishing conditions.  If climate change results in a material change in wintertime temperatures, such a change could have a materially negative effect on wintertime fishing conditions and fish habitat.  Similarly, if climate change results in material changes in non-wintertime temperatures, such changes could have a materially negative effect on fishing conditions during non-winter seasons which could negatively affect the potential for sales of our product to non-ice-anglers.  Also, overfishing or an increase in the numbers of predators would also have an adverse effect on the fishing conditions available to potential anglers.  Such negative conditions would likely have a materially negative effect on the market for our product if such a market ever materializes, which in turn would likely have a materially negative impact on our ability to earn operating revenues and our future business prospects.

31.

Climate And Conservation Regulation May Reduce The Number Of Potential Customers

Typically fish numbers are monitored, and fish populations are controlled by the species, size, gender, and the number of fish anglers can keep; however, if a body of water becomes over-fished, local fishing and gaming authorities will usually intervene by enforcing a catch-and-release program or otherwise restricting the ability of anglers to catch fish.  Catch-and-release programs typically equate to little if any fishing in a specified area.  Low fish populations and/or overfishing can result in unfavorable fishing conditions.

Similarly, local, state and or federal government may impose laws and regulations related to climate change that could severely restrict recreational fishing activities in our intended geographical markets.  Such additional regulation and/or unfavorable fishing conditions would have a negative impact on the Company’s ability to compete in the marketplace by reducing demand for our product and could result in the Company ceasing active operations and a total loss of investors’ investment in the Company.

Item 4.  Use of Proceeds

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  The Company intends to prioritize it’s spending accordingly: Legal, Audit, Other (Accounting), Design and Patenting, then Marketing, Website design and Administrative.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
Legal Fees	$15,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	10,000
Design and Patenting	25,000
Manufacturing Costs	25,000
Marketing Expenses	10,000
Website design, development, hosting & maintenance	2,500
Administrative and Business Development	2,500
Total	$100,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Legal Fees:  Fees paid to our attorneys for preparation and filing of SEC documents, and other state and federal documents, (not including the preparation and filing of our non-provisional patent application; See “Design and Patenting”) as well as preparation of contracts and agreements, and consultation on business matters relating to operation of the business.  These legal fees do not include fees associated with this Offering.

Audit Fees: Fees paid to our registered independent auditor to audit and review our financial statements in relation to SEC reporting requirements once we are required to do so.  These fees do not include fees associated with this Offering.

Other Fees:  Fees paid to our accountants for ongoing financial statement preparation.  Fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and any other fees that may be paid for ongoing corporate services.  These fees do not include fees associated with this Offering.

Design and Patenting: Monies expended to prepare (including research of existing patent filings, preparation of design drawings and other materials needed to complete the non-provisional patent application.) and file a non-provisional patent application for our proposed product.  These fees will be expended on preparing scale CAD drawings, patent filing fees, third-party (e.g. legal) fees for filing non-provisional utility patent.  The Company estimates the patent filing fees, payable to the USPTO, for a non-provisional patent will be $1,420, plus an additional $300-$500 payable to a professional third-party specializing in CAD Drawings/renderings.  The basic filing fee with the USPTO is $70.  The USPTO search fee is $300 for a small entity.  The USPTO examination fee is $360 for a small entity.  The initial fees cover 3 independent/dependent claims: additional claims are $210.  In addition to the filing fees, the non-provisional patent issue fee with USPTO is $480.  Maintaining the most judicial use of funds, without an attorney will cost Deluxe approximately $1420.  The Company anticipates the cost of preparing and filing a non-provisional patent application (including fees for the patent agent’s time for preparing the application and responding to comments from the USPTO, plus applicable government fees) will range from $10,000-$20,000.  These fees do not include fees associated with this Offering.

Manufacturing Costs: Monies paid to a third-party manufacturer to produce the initial order of the Company’s proposed product. These fees do not include fees associated with this Offering.

Marketing Expenses:  Costs of marketing our proposed product to potential manufacturers, wholesalers, retailers and consumers through first-in-search online marketing, development and dissemination of promotional materials (including design schematics) such as full-color, high-gloss literature, and compressed demo video for email.  These fees do not include fees associated with this Offering.  If 100% of our Offering is sold, Deluxe expects to spend approximately $1,000 on promotional literature and printing and approximately $2,000 for the production of several high-definition compressed promotional videos.  Deluxe will allocate approximately $5,000 towards fees associated with renting space at trade shows.  Deluxe will allocate approximately $2,000 for promotional activities at fishing derbies: including donating rod-holders as prizes, and/or donating printed t-shirts, hats, hoodies, and other varieties of promotional materials.

Website design, development, hosting and maintenance:  Monies paid to independent contractors to host and maintain the Company website.  These fees do not include fees associated with this Offering.

Administrative and Business Development:  Any monies paid for equipment, software, communications, postage and shipping, office supplies and other miscellaneous items that are administrative and business development in nature.  These fees do not include fees associated with this Offering.

There is no assurance that we will be able to raise the entire amount of this Offering.  The Offering is being made on a best-effort, no minimum basis. Tables presented in this section are for illustrative purposes only; the actual amount and use of proceeds, if any, may differ.

The following chart details how we will use the proceeds if we raise only 75% of this Offering:

Expenditure Item**	75%
Legal Fees	$15,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	5,000
Design and Patenting	18,750
Manufacturing Costs	18,750
Marketing Expenses	2,500
Website Design	2,500
Administrative and Business Development	2,500

Total	$75,000

If only 75% of this Offering is sold, the Company will have to reduce its development plans slightly.  Its legal and auditing requirements will be met at the same level as would be done if 100% of the stock Offering were sold.  We will have less money for other fees, patenting and reduced marketing dollars.  Deluxe will allocate its marketing dollars as follows: approximately $250 towards literature/printing; approximately $500 towards the production of a few, high-definition compressed promotional videos; approximately $1250 towards fees associated with renting space at trade shows; and approximately $500 for promotional use at fishing derbies.  A budget of $18,750 for Design and Patenting is enough funding to have a third party or agent carry forward the patenting process; however, if the application process is drawn out or otherwise more involved than anticipated, the Company will need to reduce the level of involvement of a third-party patent agent and respond to any USPTO comments and inquiries without the benefit of a third-party patent agent.

The following chart details how we will use the proceeds if we raise only 50% of this Offering:

Expenditure Item**	50%
Legal Fees	$10,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	5,000
Design and Patenting	11,750
Manufacturing Costs	11,750
Marketing Expenses	500
Website Design	500
Administrative and Business Development	500
Total	$50,000

If only 50% of this Offering is sold, the Company will have to strictly curtail its development plans.  It will only utilize attorneys to do what is necessary to meet its SEC, state and Federal reporting and licensing requirements.  Its audit requirements will be met at the same level as would be done if 100% of the stock Offering were sold.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  Deluxe will allocate its marketing dollars as follows: approximately $100 towards literature/printing; approximately $50 towards the production of a high-definition compressed promotional video; approximately $200 towards fees associated with renting space at trade shows; and approximately $150 for promotional use at fishing derbies. Deluxe will look to other more creative ways of financing our website development and operation.  Although there is no written agreement, and no guarantee such a loan will be made, our President is prepared to pay additional expenses, as necessary, by loaning the Company, on a shareholder loan basis, up to $100,000 during our first year of operations.  A budget of $11,750 for Design and Patenting is not enough funding to have a third party or agent carry out the patenting process in its entirely.  Deluxe will have to work jointly with an agent and endeavor to co-create the documents and designs necessary to file the application.  Moreover Deluxe may have to undertake the filing of the documents and/or handle the majority of the patenting process without the assistance of a third-party patent agent.]

The following chart details how we will use the proceeds if we raise only 25% of this Offering:

Expenditure Item**	25%
Legal Fees	$ 9,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	1,500
Design and Patenting	2,000
Manufacturing Costs	2,000
Marketing Expenses	NIL
Website Design	500
Administrative and Business Development	NIL
Total	$25,000

If only 25% of this Offering is sold, the Company will have to strictly limit its development plans.  It will only utilize attorneys to do what is necessary to meet its SEC, state and Federal reporting and licensing requirements.  Its audit requirements will be met at the same level as would be done if 100% of the stock Offering were sold.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  We will look to other more creative ways of hosting our website.  Deluxe will utilize social media and find as many free opportunities as possible to promote and market their product.  Although there is no written agreement, the President has agreed to pay for any additional expenses as necessary.  Although there is no written agreement, and no guarantee such a loan will be made, our President is prepared to pay additional expenses, as necessary, by loaning the Company, on a shareholder loan basis, up to $100,000 during our first year of operations.

If the Company is unable to raise more than 25% of the Offering, and if it becomes necessary, the Company’s president will not utilize a third-party service provider and will instead self-prepare and file the application for a non-provisional patent.  A budget of $2,000 will only be enough funding to have drawings prepared to file with the USPTO and actually file the non-provisional patent application (without utilizing a third-party patent agent to prepare the application).  Deluxe will have to self-prepare the patent documents and the Company’s president will be required to create the drawings, application and undertake the filing the application for a non-provisional patent.

No proceeds from this Offering will be paid to our sole Officer and Director in the form of commissions, salary, or other compensation.

Item 5.  Determination of Offering Price

The Offering Price of the common stock has been arbitrarily determined and bears no relationship to any objective criteria of value.  The Offering Price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth.  In determining the Offering Price, management considered such factors as anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering, if any.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

Item 6.  Dilution

We are offering shares of our common stock at a fixed Offering Price of $0.01 per share through this Offering.  Since inception, September 26, 2014, our sole officer and director has purchased shares of our common stock for $0.01 per share.  Following is a table detailing dilution as of May 28, 2015, to investors if 100%, 75%, 50%, or 25% of the Offering is sold.

	100%	75%	50%	25%
Net Tangible Book Value Per Share Prior to Stock Sale	$Nil	$Nil	$Nil	$Nil
Pro Forma Net Tangible Book Value Per Share After Stock Sale	.0091	.0088	.0083	.0071
Increase in net book value per share due to stock sale	.0091	.0088	.0083	.0071
Loss (subscription price of $0.01 less NBV per share)	.0009	.0012	.0017	.0029

Item 7. Selling Security Holders

Our current shareholder is not selling any of the Shares being offered in this Prospectus.

Item 8.  Plan of Distribution

This is a self-underwritten “best-efforts” Offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the Shares being offered by the Company directly to the public with no commission or other remuneration payable to him for any Shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares through a broker-dealer.  Our sole officer and director will sell the Shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer;

a.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our sole officer and director is not, nor will be at the time of their participation in the Offering, an associated person of a broker-dealer; and

d.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he  (A) primarily performs, or is intended to primarily perform at the end of the Offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director does not, nor do any affiliates of the same, intend to purchase any Shares in this Offering.

Each investor who elects to purchase common stock through this Offering will be required to sign a subscription agreement.  Each such agreement will require the shareholder to indicate i) his, her or its address; ii) the number of shares and the price per share; iii) that the potential shareholder has been furnished and reviewed a copy of the Prospectus and has had an opportunity to make inquiries from management of DD’s Deluxe Rod Holder, Inc.; iv) the investor understands the risk of the investment and v) that the investor has had the opportunity to discuss the investment with an investment advisor.

Additionally, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Item 9.  Description of Securities to be Registered

Common Stock

Our authorized capital stock includes of 100,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Under the terms of our bylaws, if a majority of shareholders entitled to vote on any action at a shareholder meeting are present, either in person or by proxy, any action may be approved if there are more votes in favor of the action than opposed.  Any action shareholders can take, upon a majority vote, at a meeting of shareholders can also be taken by written consent, of a majority of the shares entitled to vote, in lieu of a special or annual meeting.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the

Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Terms of the Offering

The Shares will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this Prospectus) and will continue for a period of 180 days, unless we extend the Offering period for an additional 90 days, unless the Offering is completed by or otherwise terminated by us prior to completion (the “Expiration Date”).  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to, amount of funds raised at the end of the 180 day period; potential to raise additional capital; and response to offering to date.

This Offering has no minimum amount required to be raised, and, as such, we will be able to immediately spend any of the proceeds received by us.

Offering Proceeds

This Offering is self-underwritten by the Company and we will offer and sell the 10,000,000 Shares on a best-efforts basis.  There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

To subscribe for the Shares investors will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, for the subscription amount, to our attorneys, Parsons/Burnett/Bjordahl/Hume, LLP.  Subscriptions, once received by our attorneys, are irrevocable.  All checks or certified funds for subscriptions should be made payable to “DD’s Deluxe Rod Holder, Inc. c/o Burnett, Bjordahl & Hume, LLP IOLTA”.  Upon receipt and verification of funds, the Company will cause stock certificates to be issued and delivered (via U.S. Postal Service or other third party delivery service) to the purchasing shareholder.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us or our attorneys to the subscriber, without interest or deductions.  Subscriptions for Shares will be accepted or rejected within 48 hours after we receive them.

Preferred Stock

The Company currently has 20,000,000 shares of preferred stock, par value $0.001, authorized.  The Board of Directors is authorized to designate shares of preferred stock in such series and with such rights as they deem appropriate.  There are currently no Preferred Shares designated or issued.

Employee Stock Option Plan

At the time of this Offering, the Company has no employee stock option plan or other employee benefit plan nor does it intend to implement any such plans in the foreseeable future.

Transfer Agent

The Company has not engaged a transfer agent as at the time of this filing.

Item 10.  Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl/Hume, LLP, of Spokane, Washington, our independent legal counsel, has provided an opinion on the validity of Deluxe common stock.

Legal – Robert J. Burnett

Parsons/Burnett/Bjordahl/Hume LLP

505 W. Riverside Avenue, Suite 500
Spokane, WA 99201
(509) 252-5066 (office)
(509) 252-5067 (fax)

The December 31, 2014 financial statements included in this filing have been audited by the registered independent audit firm of DeCoria, Maichel & Teague, P.S. of Spokane, Washington.

DeCoria, Maichel & Teague, P.S.

7307 N. Division, Suite 222

Spokane, WA 99208

(509) 535-3503 (office)

(509) 535-9391 (fax)

Item 11.  Information With Respect to Registrant

Description of Business

DD’s Deluxe Rod Holder, Inc. is a Nevada corporation formed on September 26, 2014.  The Company intends to develop its business by developing, marketing and selling a fishing rod holder for use primarily by ice-fisherman.  On January 30, 2015 the Company filed a provisional patent application, with the USPTO, which expires 1 year from the date filed, unless extended.  The Company plans to apply for and obtain a non-provisional utility patent for its proposed product, although there is guarantee such an application will be filed, or if an application is filed that a patent will be issued to us.

We are a developmental stage company.  We have never conducted active operations and have had no operating revenues.  We have never declared bankruptcy, been in receivership, or involved in any legal action or proceedings.  Since incorporating, we have not made any significant purchases or sales of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Deluxe is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.  Deluxe nor its sole officer, director, or any affiliates thereof, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition, merger or other business combination.

Deluxe is building a business as a developer and seller of a fishing rod holder for use primarily for ice fishing.  Although the fishing rod holder can be used on almost any solid, relatively flat surface (such as a dock during non-winter months), our primary target market is ice anglers.  What we refer to as a fishing rod holder includes a platform base connected to a tube that holds the rod, a split key ring affixed to an eye bolt, a bent metal mechanism which we have described as the “fishing-rod-eyelet-catch,” an optional alarm bell, and a coarsely-threaded screw which enables the end-user to stabilize the unit and/or affix the base of the unit to ice, wood, foam, metal, and a range of other hard surfaces.  When a fish is hooked, the fishing-rod-eyelet-catch releases from the flexed rod allowing the stored elastic energy in the flexed rod to expend, visually alerting the fisherman.  The rod-holder will include a small metal bell and fisherman will have the option to attach it to the rod which will further alert the angler when a fish is hooked and the rod is released from the eyelet-catch.  The eyelet-catch is a bendable metal rod which allows the fisherman to adjust the sensitivity of the catch system: a decrease in the angle of the eyelet-catch makes the system more sensitive, and an increase in the angle of the eyelet-catch makes it less sensitive.  A more sensitive eyelet-catch will make it easier for small fish to disengage the eyelet-catch; and, a less sensitive eyelet-catch will make it more difficult to disengage the fishing rod enabling only larger fish to do so.

Believing the design of our product is eligible for a non-provisional patent, we intend to build a working relationship with a third party service provider specializing in preparing and filing patent applications.  Although we currently do not have a working relationship with a third-party patent service provider; we have identified companies with in-house legal representatives, design specialists, and experienced application filers that specialize in expediting the patent process.  To date our discussions have been limited to inquiring as to the costs, and processes and requirements of the United States Patent and Trademark Office and of preparing a filing a non-provisional patent application.  To date, the Company has not retained any third party service provider to assist us with the preparation and filing of a non-provisional patent application.  The Company’s President is actively working on finding and securing a third party service provider to assist us in preparing and filing a non-provisional patent application.  Upon the effectiveness of the registration statement and the president’s ability to find and achieve a satisfactory working relationship with a third-party patent service provider, the Company expects it will take approximately 18 months to obtain a non-provisional utility patent for its proposed product.

During the next twelve months the Company will work toward identifying and engaging a manufacturer to produce our product and also identifying one or more sporting goods and/or angling equipment wholesaler and/or retailers with which to place our product for sale to the general public.  We will not make any agreements with wholesalers, retailers, or manufacturers until we have achieved success in obtaining a non-provisional utility patent for our proposed product.  We will likely not place any orders with a manufacturer unless and until we have received advance orders of our product from wholesalers and/or retailers.  We currently do not have any agreements with a manufacturer or with any wholesalers or product retailers.  We do not foresee delivering product to retail or wholesale for no less than twenty for (24) months.

The Company expects it will take approximately 18 months to obtain a non-provisional utility patent for our proposed product.  Once we have filed our non-provisional patent application with the USPTO the Company plans to source a manufacturer that can satisfy our Company’s manufacturing/supply needs.

Upon, and only if, the Company obtains a non-provisional “utility” patent for its proposed product, and after we have sourced a manufacturer to make our proposed product, we will begin marketing our proposed product to wholesalers, retailers and the general public.  Our marketing plan will include online search optimization, utilization of a Company website, production and dissemination of hard copy and electronic promotional materials and direct marketing efforts to retailers and wholesalers and trade show attendees.

We likely will not place any orders to manufacture our proposed product until we receive advanced sales orders from wholesalers and/or retailers.  At this time it is impossible to effectively market our product and to know how long it will take us to acquire enough advanced orders to engage in manufacturing our proposed product.  However, our current plan envisions delivering product to wholesalers and/or retailers within twenty four (24) months.

The Company does not, at this time anticipate the need for additional financing (assuming full subscription of this Offering) to accomplish its goals of obtaining utility patent for its proposed product, conducting its marketing plan and delivering its initial order of its proposed product within the time-frames set forth above.  However, if our estimated costs and/or time-frames are incorrect, or if we are forced to place advanced orders (prior to making any sales) to manufacture our proposed product, we may need to source additional capital to implement our business plan.  Although our president has agreed to provide the Company with a loan of up to $100,000.00, in the event we need additional capital, that agreement is informal and unenforceable.  There are no guarantees we will be able to source any, much less enough, needed additional capital on favorable terms or at all.

Our business plan calls for us to approach manufacturers, wholesalers and retailers with existing reputations for qualify, customer service, ease of shopping experience and economic value.  Because we are a development stage company, it will be important for us to work with others who have positive reputations in order to give consumers confidence in our product and business.  We have identified companies which we believe have positive reputations, but currently do not have working relationships with any manufacturers, wholesalers or retailers.  We intend to have working relationships with one or more parties to manufacture, wholesales, and/or retail our proposed product within 18 months of the effectiveness of the registration statement of which this prospectus is a part.  We do not foresee filling orders and/or shipping products to retailers/wholesales for at least twenty four (24) months.

We may decide, partially based on any success or lack thereof, in securing advance orders for our product, to sell our product via our website and/or through other forms of direct marketing and distribution such as trade shows, infomercials or other forms of marketing and distribution.  If we choose to utilize these forms or alternate marketing and distribution we will need to substantially upgrade our plans for our website and marketing which will require us to source additional capital and there are no guarantees such capital will be available to us or available on terms we find acceptable.

Competition

We are currently unaware of anyone manufacturing, marketing, supplying or selling any product similar to our deluxe fishing rod holder. Our limited research on the internet did not result in the identification of any companies currently manufacturing and/or supplying a fishing-rod holder similar to the one we have designed and intend to market and sell.

There are several companies that make and sell fishing rod holders, including fishing rod holders designed specifically for ice fishing; however, Deluxe has not yet identified a fishing rod holder currently being manufactured and/or sold by anyone else that will help set the hook into the fish’s mouth and trigger an alarm bell notifying the angler that a fish has been hooked.  Our limited research has led us to believe that there are no products currently being offered similar to our proposed product.  Although we have not identified a product similar to our design, our research has been limited and there could be a similar product, of which we are currently unaware, being marketed and/or sold.

We have not obtained any empirical evidence detailing the competitive market in the U.S. and Canada for a rod-holder such as the one we have designed, and we cannot determine competitive factors with any degree of certainty.  We plan on working with a supplier who already manufactures fishing products.  We do not at this time have any agreements or contracts with a supplier or company that provides such products.

While we do not have empirical evidence to support our contentions, our limited research has led us to believe that competitive conditions are favorable.  According to statistics by Statista.com there appears to be correlations between Wildlife-related recreational expenditures in the U.S. in 2001, 2006, and 2011 (in the billion U.S. dollars), by category.  In 2001, $48.97 billion was spent on Wildlife watching, $45.43 billion was spent on Fishing, and $26.28 billion was spent on Hunting.  In 2006, $51.13 billion was spent on Wildlife watching, $47.05 billion was spent on Fishing, and $25.64 billion was spent on Hunting.  In 2011, $54.96 billion was spent on Wildlife watching, $41.77 billion was spent on Fishing, and $33.26 billion was spent on Hunting.  In all three categories from 2001 to 2006 there is 2.5% increase in total sales.  In the same categories from 2006 to 2011 there is 5% increase in total sales.  Although fishing sales dropped in 2011 to $41.77 billion from $47.05 billion in 2006, total sales of hunting increased to $33.26 billion from where it had dropped to in 2006.  It is estimated that 90.1 million Americans or 38% of the population participated in wildlife-related recreation in 2011.  It was an increase is 2.6 million participants since 2006.  Although we do not have empirical data to support it: Deluxe considers there to be similarities and possible correlations between hunting and fishing.  Those involved in wildlife-related recreation spent 130 billion on gear, trips, licenses, tags, and land leasing.  More than 33 million people fished in 2011.  They spent $41.8 billion on trips, equipment, licenses and other items, an average of $1,262.00 per angler.  Statistics gathered by the American Fishing Association estimates that the ice fishing market exceeded $260 Million in 2012, an increase of nearly 10% over 2011.  Our data is not suggesting that the increase in total sales from 2011 to 2012 are new anglers; however, it may suggest a relationship with dollars spent in other wildlife-related recreational categories.

We believe Deluxe can be among the first companies to introduce such products into our target market areas. Although we have not discovered that anyone that produces similar products, there is no guarantee that Deluxe will find success, or be a product that will be able to compete effectively.  We believe we have an unproven product with no clear or definite understanding of the competitive factors.  An investment in Deluxe is extremely risky.

There are no immediate or imminent threats to the supply or prices of related materials due to shortages or other factors that we are aware of at this time.  To our knowledge, at this time there are no government regulations, in the United States or Canada, that would prohibit or negatively affect Deluxe from importing or exporting our product(s) into or out of those countries.  To our knowledge, at this time there are no import/export regulations or controls imposed by any of the potential countries, from which our product(s) could originate, that would prevent us from obtaining our product(s) or shipping our products to the U.S. or Canada.

The Company currently has no employees and has no plans to hire any employees during its first year of operation.  Deluxe intends to use contracted services to conduct all aspects of its business.

Research and Development

As we build out our organization, we intend to incorporate a business development component that will be responsible for researching opportunities for growth; such as marketing our product abroad and expanding our shipping and distribution to Europe, and other parts of the world.  Our intended market for the first 12 months is the U.S. and Canada.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 registration statement with the SEC and will file reports, including quarterly and annual reports, with the SEC pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Description of Properties

We do not own or lease any real property.  Our personal property is limited to cash, our business plan, our domain name “deluxerodholder.com,” and designs, plans, drawings and prototypes of our product. For the first year we will conduct our administrative affairs from our President’s office located at #171 - 2A – 15 Worobetz Place, Saskatoon, Saskatchewan. S7L 6R4 at no cost to the Company.

Legal proceedings

We are not a party to any pending legal proceedings.

Market Price Of, And Dividends On, The Registrant’s Common Equity And Related Stockholder Matters

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on an inter-dealer quotation system (such as the OTCBB, OTC Markets or Nasdaq OMX) upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that a market maker will agree to file an application on our behalf (as is required to be quoted on a quotation system); that our common stock will be quoted on any quotation platform,  or if quoted, that a public market will develop or sustain itself if one does develop.

Holders of Our Common Stock

As of the date of this Prospectus, we have one (1) shareholder, who is also the sole officer and director of Deluxe.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All 1,000,000 of the presently issued and outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person, holding restricted securities of an issuer, who has satisfied the applicable one year holding period for such restricted securities may sell their restricted securities, without being considered an underwriter, in a brokers transaction (or directly to a market maker); Affiliates of a company (generally consisting of officers, directors or other persons exercising direction or indirect control of a company) may sell, pursuant to Rule 144, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the Company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions. The Company currently has one shareholder; our sole Officer and Director, who owns 1,000,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Financial Statements

The following financial statements are included herewith:

Audited financial statements for the period from inception to December 31, 2014

Unaudited financial statements for the quarter ended March 31, 2015

Unaudited financial statements for the quarter ended June 30, 2015

DD’s Deluxe Rod Holder, Inc.

Financial Statements

For the Period Ended

December 31, 2014

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Page(s)

Report of Independent Registered Public Accounting Firm

     F1

Balance Sheet as of December 31, 2014

     F2

Statement of Operations for the Period from September 26, 2014, Inception,

  to December 31, 2014

     F3

Statement of Changes in Stockholders’ Equity from September 26, 2014, Inception,

  to December 31, 2014

     F4

Statement of Cash Flows from September 26, 2014, Inception, to December 31, 2014

     F5

Notes to Financial Statements

 F6-F9

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A PROFESSIONAL SERVICES FIRM
Certified Public Accountants | Business Consultants
dm-t
decoria • maichel • teague
7307 N. Division, Suite 222
Spokane, Washington 99208

Report of Independent Registered Public Accounting Firm

Board of Directors
DD's Deluxe Rod Holder, Inc.

We have audited the accompanying balance sheet of DD's Deluxe Rod Holder, Inc. ("the Company") as of December 31, 2014 and the related statement of operations, changes in stockholders' equity and cash flows for the period from September 26, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of DD's Deluxe Rod Holder, Inc. as of December 31, 2014 and the results of its operations and its cash flows for the period from September 26, 2014 (inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has generated no revenues which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DeCoria, Maichel & Teague, PS

DeCoria, Maichel & Teague, P.S.

Spokane, Washington
March 24, 2015

F1

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DD's Deluxe Rod Holder, Inc.
Balance Sheet
December 31, 2014

ASSETS

Current Assets
Cash	$7,524
Total Current Assets	7,524

TOTAL ASSETS	$7,524

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Accounts payable	$5,765
Total Current Liabilities	5,765

Total Liabilities	5,765

STOCKHOLDER'S EQUITY
Preferred stock, par value $0.001, 20,000,000 shares authorized, none issued and outstanding
Common stock, par value $0.001, 100,000,000 shares authorized and
1,000,000 issued and outstanding	1,000
Additional paid-in capital	9,000
Accumulated deficit	(8,241)
Total stockholder's equity	1,759

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$7,524

The accompanying notes are an integral part of these financial statements.

F2

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DD's Deluxe Rod Holders, Inc.
Statement of Operations
For the Period from Inception, September 26, 2014,
to December 31, 2014

OPERATING EXPENSES
Organizational expenses	$2,862
Legal expenses	4,875
Licenses	200
Agency fees	289
Internet expenses	15
Total Operating Expenses	8,241

NET LOSS	$8,241

NET LOSS PER SHARE - BASIC AND DILUTED	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC AND DILUTED	1,000,000

The accompanying notes are an integral part of these financial statements

F3

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Deluxe Rod Holders, Inc.
Statement of Changes in Stockholders' Equity
From September 26, 2014, to December 31, 2014

	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Equity
Shares issued for cash	1,000,000	1,000	9,000	-	10,000
Net loss	-	-	-	(8,241)	(8,241)
Balance, December 31, 2014	1,000,000	1,000	9,000	(8,241)	1,759

The accompanying notes are an integral part of these financial statements

F4

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DD's Deluxe Rod Holders, Inc.
Statement of Cash Flows
For the Period From Inception, September 26, 2014
to December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($8,241)

Changes in operating assets and liabilities
Increase in accounts payable	5,765
Net cash used in operating activities	(2,476)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of stock for cash	10,000
Net cash provided by financing activities	10,000

NET INCREASE IN CASH	7,524

CASH - BEGINNING OF PERIOD	0
CASH - END OF PERIOD	$7,524

The accompanying notes are an integral part of these financial statements

F5

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DD’s Deluxe Rod Holder, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014

Note 1

ORGANIZATION AND BASIS OF PRESENTATION

DD’s Deluxe Rod Holder, Inc. (the “Company”) was incorporated on September 26, 2014 under the laws of the State of Nevada.  The business purpose of the Company is to sell a rod holder for fishing through its website, Deluxerodholder.com.  The Company has selected December 31 as its year end.

Note 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America may require management to make estimates and assumptions that affect the amounts recorded in the financial statements and accompanying notes.  Actual results could then differ from those estimates.

Cash and Cash Equivalents

The Company considers cash in banks, other deposits with an original maturity of three months or less, or funds held in trust and available on demand to be cash and cash equivalents.

Start-up Costs

In accordance with Accounting Standards Codification (“ASC”) 720-15-20, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Office Space and Labor

The Company’s sole Officer and Director will provide the labor required to execute the Company’s business plan and supply the facilities necessary for the initial period of operations.  The Company will recognize the fair value of services and office space provided by the sole Officer and Director as contributed capital in accordance with ASC 225-10-S99-4, “Income Statement.”  From inception, September 26, 2014, through December 31, 2014, the fair value of labor and office space provided was estimated to be nil.

F6

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DD’s Deluxe Rod Holder, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Income or (Loss) Per Share of Common Stock

Basic earnings per share is computed by dividing income or loss available to common shareholders by the weighted average shares outstanding for the period.  Diluted earnings per share reflects the potential dilution due to other securities outstanding which could affect the number of common shares upon exercise.  The Company has no potentially dilutive securities such as options, warrants, or convertible bonds currently issued and outstanding.  Consequently, basic and diluted earnings per share are the same, as presented in Statement of Operations.

Recently Enacted Accounting Standards

The Company has evaluated new accounting standards issued through December 31, 2014.  None of the updates for the period has applicability to the Company or their effect on the financial statements would not have been significant.

Fair Value Measures

Accounting principles require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820, “Fair Value Measurement” establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to estimate fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

Level 1:  applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2:  applies to assets or liabilities for which there are observable inputs to the valuations methodology that are significant to measurement of the fair value of the assets or liabilities.

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F7

DD’s Deluxe Rod Holder, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measures (Continued)

Level 3:  applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash.  The hierarchy Level 1 is applicable to the Company’s trust fund balance of $7,524 as of December 31, 2014.

NOTE 3

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions which enter into the determination of net income in the year in which they occur, regardless of the year in which taxes are due and payable.  Deferred taxes are provided in the financial statements under ASC 740-10-65-1, “Income Taxes” to give effect to such timing differences.  Minimal deferred tax assets arising as a result of net operating loss carry-forwards have been offset by a valuation allowance due to the uncertainty of their utilization in future periods.  The loss of $8,241 from September 26, 2014, to December 31, 2014, extended by an estimated effective tax rate of 35% yields a deferred tax asset of approximately $2,884 which was offset by the valuation allowance.

NOTE 4

STOCKHOLDER’S EQUITY

Preferred Stock

As of December 31, 2014, the Company has 20,000,000 shares of preferred stock authorized with a par value of $0.001 per share.  No preferred shares are issued and outstanding.

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NOTES TO FINANCIAL STATEMENTS

December 31, 2014

NOTE 4

STOCKHOLDER’S EQUITY (CONTINUED)

Common Stock

As of December 31, 2014, the Company has 100,000,000 shares of common stock authorized with a par value of $0.001 per share.  Founder’s shares of 1,000,000 have been issued at a price of $0.01 per share for proceeds of $10,000.  The proceeds were used for organizational costs and other working capital requirements.

The $10,000 received less the $8,241 loss yields a Stockholder’s Equity of $1,759 as of December 31, 2014.

NOTE 5

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company is in the development stage and has generated no operating income.  These items raise substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, realization of the Company’s assets is dependent upon the Company’s ability to meet its financial requirements through equity financing and sales of its rod holder device.  These financial statements do not include adjustments relating to the recovery and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

F9

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              Financial Statements (Unaudited)

    March 31, 2015

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Index to Unaudited Financial Statements

Page(s)

Balance Sheets as of March 31, 2015 and December 31, 2014

     F12

Statements of Operations for three months ended March 31, 2015

     F13

Statements of Cash Flows for three months ended March 31, 2015

     F14

Notes to Financial Statements

            F15-18

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DD's Deluxe Rod Holder, Inc.
Balance Sheets
March 31, 2015

	March 31,	December 31,
ASSETS	2015	2014
	(unaudited)
Current Assets
Cash	$0	$7,524
Total Current Assets	0	7,524

TOTAL ASSETS	$0	$7,524

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
LIABILITIES
Accounts payable	$12,890	$5,765
Total Current Liabilities	12,890	5,765

Total Liabilities	12,890	5,765

STOCKHOLDER'S DEFICIT
Preferred stock, par value $0.001, 20,000,000 shares authorized, none
issued and outstanding	0	0
Common stock, par value $0.001, 100,000,000 shares authorized and
1,000,000 issued and outstanding	1,000	1,000
Additional paid-in capital	9,000	9,000
Accumulated deficit	(22,890)	(8,241)
Total stockholder's equity (deficit)	(12,890)	1,759

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$0	$7,524

The accompanying notes are an integral part of these unaudited financial statements.

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DD's Deluxe Rod Holder, Inc.
Statement of Operations (Unaudited)
For the three months ended March 31, 2015

Three Months Ended
March 31, 2015
OPERATING EXPENSES

Legal expenses	$7,149
Accounting	7,500
Total Operating Expenses	14,649

NET LOSS	($14,649)

NET LOSS PER SHARE - BASIC AND DILUTED	($0.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	1,000,000

The accompanying notes are an integral part of these unaudited financial statements

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DD's Deluxe Rod Holders, Inc.
Statement of Cash Flows (Unaudited)
For the three months ended March 31, 2015

Three Months Ended
March 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($14,649)

Changes in operating assets and liabilities
Increase in accounts payable	7,125
Net cash used in operating activities	(7,524)

NET DECREASE IN CASH	(7,524)

CASH - BEGINNING OF PERIOD	7,524

CASH - END OF PERIOD	$0

The accompanying notes are an integral part of these unaudited financial statements

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DD’s Deluxe Rod Holder, Inc.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

March 31, 2015

NOTE 1

ORGANIZATION AND BASIS OF PRESENTATION

DD’s Deluxe Rod Holder, Inc. (the Company) was incorporation on September 26, 2014 under the laws of the State of Nevada.  The business purpose of the Company is to sell, through its website, Deluxerodholder.com, a rod holder for the sport of ice fishing.  The Company has selected December 31 as its fiscal year end.

The unaudited interim financial statements included herein have been prepared pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).  The financial statements and notes are presented as permitted on Form 10-Q and do not contain all the information included in the Company’s annual statements and notes.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these financial statements be read in conjunction with the December 31, 2014, audited financial statements and accompanying notes thereto.  As the Company’s inception was September 26, 2014, no comparable period information exists.  Therefore, no presentation of comparative information is made on the Statement of Operations or Cash Flows.  Operating results for the three months ended March 31, 2015, are not necessarily indicative of the results that may be expected for the full year ending December 31, 2015.

These unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America may require management to make estimates and assumptions that affect the amounts recorded in the financial statements and accompanying notes.  Actual results could then differ from those estimates.

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DD’s Deluxe Rod Holder, Inc.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

March 31, 2015

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash consists of currency on hand, demand deposits at commercial banks, or funds held in trust and available on demand.  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Start-up Costs

In accordance with ASC 720-15-20, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Office Space and Labor

The Company’s sole Officer and Director will provide the labor required to execute the Company’s business plan and supply the facilities necessary for the initial period of operations.  The Company will recognize the fair value of services and office space provided by the sole Officer and Director as contributed capital in accordance with ASC 225-10-S99-4, “Income Statement – SEC Materials.”  From inception, September 26, 2014, through March 31, 2015, the fair value of labor and office space provided was estimated to be nil.

Net Income (Loss) Per Share of Common Stock

Basic earnings per share is computed by dividing income or loss available to common shareholders by the weighted average shares outstanding for the period.

Diluted earnings per share reflects the potential dilution due to other securities outstanding which could affect the number of common shares upon exercise.  The Company has no potentially dilutive securities such as options, warrants, or convertible bonds currently issued and outstanding.  Consequently, basic and diluted earnings per share are the same, as shown in the Statement of Operations.

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DD’s Deluxe Rod Holder, Inc.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

March 31, 2015

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Enacted Accounting Standards

The Company has evaluated new accounting standards issued through March 31, 2015.  None of the updates for the period has applicability to the Company or their effect on the financial statements would not have been significant.

Fair Value Measures

Accounting principles require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820, “Fair Value Measurements and Disclosures” establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to estimate fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

Level 1:  applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2:  applies to assets or liabilities for which there are observable inputs to the valuations methodology that are significant to measurement of the fair value of the assets or liabilities.

Level 3:  applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash.

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DD’s Deluxe Rod Holder, Inc.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

March 31, 2015

NOTE 3

STOCKHOLDER’S EQUITY (DEFICIT)

Preferred Stock

As of March 31, 2015, the Company has 20,000,000 shares of preferred stock authorized with a par value of $0.001 per share.  No preferred shares are issued and outstanding.

Common Stock

As of March 31, 2015, the Company has 100,000,000 shares of common stock authorized with a par value of $0.001 per share.  Founder’s shares of 1,000,000 were been issued at inception at a price of $0.01 per share for $10,000, used for organizational costs and other working capital requirements.

NOTE 4

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company is in the development stage and has generated no operating income.  These items raise substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, realization of the Company’s assets is dependent upon the Company’s ability to meet its future financial obligations through equity financing and sales of its rod holder device.  These financial statements do not include adjustments relating to the recovery and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

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DD’S DELUXE ROD HOLDER, INC.

BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$-	$7,524
TOTAL CURRENT ASSETS	-	7,524
TOTAL ASSETS	$-	$7,524
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Professional fees and advances	$22,900	$5,765
TOTAL CURRENT LIABILITIES	22,900	5,765
TOTAL LIABILITIES	22,900	5,765

STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value; 20,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $.001 par value; 100,000,000 shares authorized; 1,000,000 and 1,000,000 shares issued and outstanding, respectively	1,000	1,000
Additional paid-in capital	9,000	9,000
Accumulated deficit	(32,900)	(8,241)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(22,900)	1,759
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$7,524

The accompanying notes are an integral part of these financial statements.

DD’S DELUXE ROD HOLDER, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended	Six months ended
	June 30, 2015	June 30, 2015
OPERATING EXPENSES
Legal and professional fees	$4,960	$12,109
Accounting and audit	5,050	12,550
TOTAL OPERATING EXPENSES	10,010	24,659
NET LOSS	(10,010)	$(24,659)

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.01)	$(0.02)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	1,000,000	1,000,000

The accompanying notes are an integral part of these financial statements.

DD’S DELUXE ROD HOLDER, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

Six months ended
June 30, 2015
CASH FLOWS FROM OPERATAING ACTIVITIES
Net loss	$(24,659)
Changes in operating assets and liabilities
Professional fees and advances	$17,135
Net cash used in operating activities	(7,524)
NET DECREASE IN CASH	(7,524)
CASH – BEGINNING OF PERIOD	7,524
CASH – END OF PERIOD	$-

The accompanying notes are an integral part of these financial statements.

DD’S DELUXE ROD HOLDER, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS

DD’s Deluxe Rod Holder, Inc. (the “Company”) was incorporated on September 26, 2014 under the laws of the State of Nevada.  The business purpose of the Company is to sell, through its website, Deluxerodholder.com, a unique rod holder for the sport of ice fishing.  The Company has selected December 31 as its fiscal year end.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. The accompanying unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information, as well as the instructions to Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of our management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the interim financial statements have been included. Operating results for the three and six month period ended June 30, 2015 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2015.  All amounts presented are in U.S. dollars.  For further information refer to the financial statements and footnotes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

As the Company’s inception was September 26, 2014, no comparable period information exists.  Therefore, no presentation of comparative information is made on the Statements of Operations or Cash Flows.

Going Concern

As shown in the accompanying financial statements, the Company has incurred operating losses since inception.  As of June 30, 2015,  the Company has limited financial resources with which to achieve the objectives and obtain profitability and positive cash flows.  As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of   $32,900, and the Company's working capital was down to negative $22,900.  Achievement of the Company's objectives will be dependent upon the ability to obtain additional financing, and generate revenue from current and planned business operations, and control costs.  The Company is in the development stage and has generated no operating income. The Company plans to fund its future operations by joint venturing, obtaining additional financing from investors and/or lenders, and attaining additional commercial production.  However, there is no assurance that the Company will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists.  The financial statements do not include adjustments relating to the recoverability of recorded assets nor the implications of associated bankruptcy costs should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management assumptions and estimates relate to asset impairments and stock option valuation.  Actual results could differ from these estimates and assumptions and could have a material effect on the Company’s reported financial position and results of operations.

New Accounting Pronouncement

In August 2014, the FASB issued ASU No. 2014-15—Presentation of Financial Statements—Going Concern. The guidance requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial

DD’S DELUXE ROD HOLDER, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). If conditions or events exist that raise substantial doubt about an entity’s ability to continue as a going concern, the guidance requires disclosure in the financial statements. The guidance will be effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter.  Early application is permitted.  The Company is currently evaluating the new standard and its impact on the Company’s consolidated financial statements.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less when acquired to be cash equivalents.

Start-up Costs

In accordance with ASC 720-15-20, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Fair Value Measures

ASC Topic 820 "Fair Value Measurements and Disclosures" ("ASC 820") requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1:  Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets   or liabilities.

Level 2:  Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quote prices for similar assets or liabilities in active markets; quoted prices for identical assets in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:  Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash.

Loss Per Share

Basic Earnings Per Share ("EPS") is computed as net income (loss) available to common stockholders divided by the weighted average number of common shares outstanding for the period.

Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options and warrants.  The Company has no potentially dilutive securities such as options, warrants, or convertible bonds currently issued and outstanding.  Consequently, basic and diluted earnings per share are the same, as shown in the Statement of Operations.

Income Taxes

The Company recognizes provision for income tax using the liability method.  Deferred income tax liabilities or assets at the end of each period are determined using the tax rates expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

DD’S DELUXE ROD HOLDER, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

NOTE 3- STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

As of June 30, 2015, the Company has 20,000,000 shares of preferred stock authorized with a par value of $0.001 per share.  No preferred shares are issued and outstanding.

Common Stock

As of June 30, 2015, the Company has 100,000,000 shares of common stock authorized with a par value of $0.001 per share.  Founder’s shares of 1,000,000 were been issued at inception at a price of $0.01 per share for $10,000, used for organizational costs and other working capital requirements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES SET FORTH ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Revenue and Cost Recognition

We recognize revenue at the time the product is provided and paid for by the customer.  We follow Accounting Standards Codification (“ASC”) 605, “Revenue Recognition” Issue ASC 605 requires that all amounts billed to customers related to shipping and handling should be classified as revenues.  Our service costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the products are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses.  The cost of shipping services to the customer is classified as a shipping expense.

In addition to the above, ASC 605 address certain criteria for revenue recognition.  ASC 605 outlines the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies.  Our revenue recognition policies comply with the guidance contained in ASC 605.

Delays in new accounting rules and standards

Deluxe has elected to take advantage of the transition period afforded to emerging growth companies and as a result, we will delay adoption of new or revised accounting standards that have different dates of application for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Operating and General & Administrative Expenses

Income Taxes

At June 30, 2015, the Company had no income.  We have not generated operating income since inception.

Capital and Liquidity

We have no cash assets at June 30, 2015.  We will be reliant upon proceeds raised from the Offering being registered pursuant to an S-1 registration statement of which this Prospectus forms a part, other (private or public) placements of equity or debt securities, loans from our sole Officer, Director and Shareholder, third party loans and/or future revenues from operations. We currently have no plans to conduct additional offerings of equity or debt securities nor have we secured any loans.  Our sole Officer, Director and Shareholder has agreed, although no written agreement exists and there is no guarantee such a loan will be made, to loan the Company up to $100,000.00, as needed, to pay expenses of the Company’s operations.

Without raising any funds through this Offering, devoting any cash currently on hand towards business development purposes, earning any operating revenues or accessing any additional capital, the Company can continue to operate, in accordance with its business plan, for approximately 24 months as the sole Officer/Director has agreed to loan the Company money as needed up to $100,000.00.  Although our sole officer has agreed to loan the Company up to $100,000.00 as needed, there is no written agreement and therefore, no guarantee that our sole officer and director will loan the Company any money.  The period of time we are able to sustain operations at the various levels of funding pursuant to this Offering are directly dependent upon how much of our business plan we choose to implement at any given time.  The Use of Proceeds tables (set forth in Item 4 above) reflect the level of implementation of our business plan funding over the course of a twelve (12) month period.  The Plan of Operation section below details the timeline in which our business plan will be implemented and the associated costs.  We may choose to fund various portions of our business plan at different levels which may affect not only the level of our operations but also the length of time we can continue our operations without requiring additional capital.  If we do not raise enough funds through this Offering to fully implement our business plan and generate sufficient revenues to sustain operations we will need to seek out additional sources of capital through equity and/or debt offerings, borrowing or other sources.  Currently the only other source of funding we have identified is through our sole Officer, Director and Shareholder who has agreed, although there is no written agreement and no guarantee such a loan will be made, to loan the Company up to $100,000.00 to pay expenses of Company operations.  If we are unable to raise sufficient proceeds through this Offering or to locate and obtain other financing sufficient to allow us to continue our operations we will have to curtail our operations, scale back implementation of our business plan and our business could fail, we may cease operations and investors may lose their entire investment in the Shares.

Long-Term Debt

At June 30, 2015, the Company had no long-term debt.  We may borrow money in the future to finance our future operations.  Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares of our capital stock to finance our future operations, although the Company does not currently have any plans to conduct any further offerings of equity or debt securities.  Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this Offering.

Plan of Operation

During the first stages of our growth, our sole officer and director will provide all the labor required to execute our business plan, and since we intend to operate with very limited administrative support, he will continue to be responsible for the majority of labor required for at least the first year of operations.  We anticipate our sole office and director will be able to initially devote up to 20-25 hours per week toward the development of our business.

We are a development stage enterprise with limited operations.  We have had no revenues since inception, and have limited financial backing and assets.

Our plan of operation is to obtain a non-provisional utility patent from the United States Patent and Trademark Office for our fishing rod holder.  We expect this process to take up to two years; however, if we are able to raise100% of the amount of this Offering we may be able to expedite this process.  We intend to do this by retaining a law firm or other service provider in the United States that specializes in preparing and filing patent applications for their clients; and, jointly work towards obtaining a non-provisional utility patent for our prototype product.

Based upon our estimated costs (See Item 4 “Use of Proceeds”) we estimate that we will need at least twenty five thousand dollars $25,000 in capital, raised in this Offering, for the next twelve months of operations in order to sustain our business.  This amount of capital will only allow us to put into operation a minimal amount of our business plan.  If we are only able to raise a minimal amount of capital the President will have to dedicate more time and remain extremely judicious regarding implementing the plan of operations.  If we are unable to raise at least this minimum amount from this Offering we will be forced to located additional sources of capital which may not be available to us on favorable terms or at all.  Our sole officer and director has informally agreed to loan the Company up to $100,000 as needed, but this agreement is unenforceable.

The Company will not approach companies or commence sales of its prototype until it has obtained a non-provisional utility patent from the United States Patent Office.  Although we have not selected a U.S. firm to assist us, we have identified a number of firms that can assist us in preparing and filing our non-provisional patent application.  To date our discussions have been limited to inquiring as to the estimated cost, timeline and process for the undertaking of obtaining a patent for our proposed product.  We intend to work with our eventual firm to jointly search out this concept and carry forth our design into drawings and fulfill the requirement of our application with the United States Patent and Trademark Office.  The Company’s President is actively working toward, and by the end of July 2015, intends to secure, a relationship with a firm and to be working on preparing the non-provisional patent application.

Once we have secured a relationship with a third party service provider to assist us, and upon the successful grant of our non-provisional utility patent, we can share our idea with already existing sporting goods and/or fishing equipment companies and prepare marketing strategies for our product.  If we cannot find an already existing sporting goods/fishing equipment company that is interested in taking on our product, we will work toward having it manufactured, and market it ourselves utilizing an online shopping cart through our domain name “deluxerodholder.com,” and potentially through other forms of direct marketing and distribution such as social media, attending/sponsoring ice-fishing tournaments, trade shows, infomercials or other forms of marketing and distribution.  Marketing online will require promotional materials, and if we are required to develop them, we intend to utilize social media as our first avenue of execution.  Photographing the product for promotional use will not be a cost to the company.  The Company’s President has the photography equipment and software necessary for the creation of digital images and as such photographing the products for inclusion on our website and in other promotional materials will not result in a cost to the Company.  The Company’s President will design the layout of our promotional materials at no cost to the Company. Deluxe intends to keep the paper printing of its promotional literature to a minimum, and does not expect to spend more than $500.00 on printing on its promotional materials during the period between the date of this Prospectus and the end of the second year.  Depending on our success in raising capital through this Offering and also our success in marketing and selling our product(s) we will increase our marketing budget as necessary and as we are able to going forward.

The Company’s President originally registered the domain name “deluxerodholder.com” and that domain name has been transferred to the Company.    If we are unsuccessful in developing a relationship with an already existing wholesaler or retailer for our product, we intend to develop a website with a catalogue, specifications and other information to inform potential customers of the benefits and particulars of the product and to allow customers to purchase our proposed product from us directly.  We may also market our product through attending ice-fishing tournaments, trade shows, developing infomercials or other forms of direct marketing and distribution.

The Company’s President will design the website at no cost to the Company; however, we expect basic web-hosting services to cost approximately $40 per month and advanced web-hosting services to cost approximately $400 per month.  Basic web-hosting services will not offer any email marketing tools, additional search engine visibility, or enhanced code encryption.  Advanced web services will allow the company to see precisely what locations our customers are in, as well as provide our customers with the highest level of encryption, premium search-engine visibility, as well as ad space, and spam-free email campaigning.

The Company initially expects to maintain its own basic website at a cost of approximately $40 per month.  The Company will commence building its website only after it has obtained a non-provisional utility patent for its product.

Further development of the type, style and content of promotional materials will be undertaken after the initial roll out of our website.  After undertaking the development of our promotional materials the Company will further formulate its marketing plan by, in part, identifying potential trade shows and/or fishing tournaments to attend and promotional materials to display at such trade shows.  For the foreseeable future our President will undertake all marketing efforts on behalf of the Company.

Initially we intend to market our product throughout the U.S. and Canada as demand warrants.  We intend to expand our revenues by taking orders at trade shows and generating interest through word of mouth.  We have no plans to expand the region of operation until such time as we have developed the North American business and built a strong and effective organization.  We do not intend to market our business outside of the U.S. and Canada during the first two years of operations.  As we build out our organization, we intend to incorporate a business development component that will be responsible for researching opportunities for growth; such as, marketing and expanding our shipping and distribution to areas outside North America.

Deluxe intends to obtain a non-provisional utility patent for its product and to earn operating revenues through selling, either directly or through third party wholesalers and/or retailers, of its deluxe fishing rod holders.  There is no guarantee or assurance that Deluxe will obtain a non-provisional utility patent, or earn any operating revenues at any time after the date of the current financial statements.  Without sales and operating revenues, Deluxe will not be able to produce sufficient cash to support its plan of operations during the 12 month period after the date of the financial statements.  In the event that sales do not provide the required cash the Company needs to develop, operate and grow its business, the Company will need to seek additional funds through the offering of its equity or debt securities, third party loans or through other financing methods.  The Company has not identified any source of other financing and there is no guarantee the Company will be able to secure any additional financing or secure any such available financing on acceptable terms.

The business we are developing does not have significant, apparent environmental drawbacks within our targeted market (However, See Risk Factors: The Climate And Ecosystems Related To Ice-Fishing May Not Continue To Produce Favorable Conditions).  We will be purchasing and selling products that will have already undergone all of the necessary, manufacturing: however, some basic assembly may be required by consumers.  To our knowledge we do not require any special government licensing, nor do we fall within an industry or service sector with particular or onerous reporting or compliance standards or regulations.

So far as government licensing and permits required by the countries into which we are intending to sell and export our products, we intend to make it a term of the sale that our customers are responsible for all local licensing, permits, inspections and other government fees, levies or costs.  With the exception of sales tax and income tax, all purchase and sales agreements will be structured to ensure Deluxe is not liable for any costs associated with licensing, compliance, permits, inspections or other government fees or costs.

The Company has no plans to hire employees during the first year of operations.  The President has a functional home office where he has all the necessary space and equipment to conduct Deluxe business for at least the first year of operations.  He plans to continue to supply the necessary office space and facilities to the Company for at least the first year of their operation at no cost to the Company.  The President also has access to, and experience with the necessary professional and clerical resources that the Company can engage any time on a fee for service or contractual basis.

As of June 30, 2015, the Company had not generated any revenues and had a net loss of $(24,659) and $(8,241) as of December 31, 2014.  The Company requires an estimated $25,000 of the funds it intends to raise by this Offering in order to meaningfully carry out its plan of operation.  The plan of operation will not move forward until such time as the S-1 registration statement, of which this Prospectus forms a part, becomes effective and subsequent funds become available from the sale of the Shares.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Deluxe as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Desmond Deschambeault	38	President/Secretary/Treasurer/Director	September 26, 2014 - Present

Biographical Information

Desmond Deschambeault, Founder, sole Director, President, Secretary and Treasurer. Age 38.  Term of service commenced September 26, 2014, effective for one year – renewable.

Mr. Deschambeault has 20 years’ experience in customer service and has spent the last 15 years operating his construction business: Can-Do Construction.  Although he has no formal education, past graduating from high school, he has extensive experience working with layout, design, construction, fabrication, manufacturing, marketing, project management, business development, management and customer service.  Mr. Deschambeault’s design, fabrication and manufacturing experience crosses several mediums including wood, sheet metal, earth and encompasses the creation of numerous tools, mechanisms and solutions related to the construction industry.

Mr. Deschambeault is able and willing to devote fifty percent (50%) of his working day to Deluxe’s operations.  He will continue to take the leading role in managing the Company, until the stock has been registered and the Company has retained full time professional management.

Involvement in Certain Legal Proceedings

During the past ten years, no present or former director or executive officer of our Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment was not subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (7) was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation, or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud in connection with any business entity; or (8) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act ) or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us from the time the Company was incorporated, September 26, 2014, to the fiscal year ended December 31, 2014, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended September 30, 2014,  (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2014; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended September 30, 2014, that received annual compensation during the fiscal year ended September 30, 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Desmond Deschambeault Founder, Sole Officer and Director	2014	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Director Compensation

Our director does not receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended December 31, 2014, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by him as a director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officer, director, and persons who own more than five percent of the Company's common stock as of May 28, 2015.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of May 28, 2015.

Amount and Nature of Beneficial Ownership as of May 28, 2015.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Desmond Deschambeault Director, President, Secretary, Treasurer	#171 - 2A – 15 Worobetz Pl, Saskatoon, SK	1,000,000	100%
Officers and Directors as a whole (1)		1,000,000	100%

Certain Relationships and Related Transactions and Director Independence

Other than the issuance of 1,000,000 shares of the Company’s common stock, at the per share price of $0.01, to the Company’s sole officer and director, there have been no transactions since inception or any currently proposed transaction in which the Company was or is to be a participant which amount of such transaction exceeded the lesser of $120,000 or 1% of the average of the registrant’s total assets at the year end and in which any related person had or will have a direct or indirect material interest. While our President has contacts with potential suppliers of products, there are no formal or informal agreements which would be deemed related party transactions within the meaning of Item 404(d) of Regulation S-K.  Desmond Deschambeault is considered a promoter of the Company, as that term is defined under item 404 of Regulation S-K and Rule 12-b of the Exchange Act.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Item 11A.  Material Changes

None.

Item 12.  Incorporation of Certain Information by Reference

None.

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Company. The Company does not intend to pay for any Offering expenses from funds raised under this Offering.

Accounting fees and expenses

12,000

Legal fees and expenses, including registration fee

10,000

Total

$   22,000

Item 14.  Indemnification of Directors and Officers

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.  The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The Company’s sole officer and director is accountable to the Company as a fiduciary, which means he is required to exercise good faith and fairness in all dealings affecting the Company.  In the event that a stockholder believes an officer and/or director has violated their fiduciary duties to the Company, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Stockholders, who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Item 15.  Recent Sales of Unregistered Securities

On September 26, 2014, the Company accepted a subscription agreement for 1,000,000 shares at $0.01 per share from its sole officer and director, Desmond Deschambeault.  Funds under the subscription have been used for legal, accounting and start-up expenses.  Because the sale of shares to our sole Officer, Director and Shareholder did not involve a public offering (it was an isolated transaction with no general solicitation) the sale was exempt from registration under Section 4(2) of the Securities Act of 1933.  These shares were issued to our sole officer and director in consideration for the payment of start-up expenses, and bear a restrictive legend.

Item 16.  Exhibits And Financial Schedules

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
4.1	Stock Certificate of Deluxe (Specimen)	*
5.1	Legal Opinion	Previously Filed
10.1	Informal Agreement with Officer	Previously Filed
23.1	Consent of Independent Accountant	Attached
23.2	Consent of Counsel	Included in Ex. 5.1
99.1	Stock Subscription Agreement (Sample)	Previously Filed

*A Specimen Stock Certificate will be filed as an exhibit to a future amendment, upon retention of a transfer agent.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Saskatoon, Province of Saskatchewan on September 4, 2015.

DD’S DELUXE ROD HOLDER, INC.

Desmond Deschambeault, President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Desmond Deschambeault, President, Secretary, Treasurer, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer